EXHIBIT 10.17
MANAGEMENT AGREEMENT
     THIS MANAGEMENT AGREEMENT (this “Management Agreement”), effective on the ____ day of ___________, 20__ by and between THE VARIOUS OWNERS OF THE SCHOTTENSTEIN RELATED ENTITIES SHOWN ON EXHIBIT A attached hereto (each, an “Owner”), each having an address at 4300 East Fifth Avenue, Columbus, Ohio 43219, and SCHOTTENSTEIN PROPERTY GROUP, LLC, an Ohio limited liability company (“Manager”), having an office at 4300 East Fifth Avenue, Columbus, Ohio 43219.
WITNESSETH:
     WHEREAS, Owner is the owner of interests in enties that are held in a fee simple or leasehold interest in certain retail and shopping center properties and the improvements located thereon identified on Exhibit A attached hereto and made a part hereof (each an individual “Property” and collectively, the “Properties”);
     WHEREAS, Owner desires to obtain the services of Manager in connection with (i) the management, operation, supervision and maintenance of the Properties, and (ii) the leasing of vacant space from time to time available within the Properties, and Manager desires to render such services, as more fully described herein, on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the payment of Ten and 00/100 Dollars ($10.00) and the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     ARTICLE I: Appointment as Manager. Owner hereby appoints Manager, on the terms and conditions and for the term hereinafter provided, as the rental, operation and management agent of the Properties. In addition, Owner hereby grants Manager the right to lease, manage and supervise (both general and construction and renovation) all or any portion of the Properties. Manager hereby accepts said appointment.
     ARTICLE II: Term. Subject to the proviso stated below and the terms and provisions of Article VII below, the term of this Management Agreement shall commence on the date first stated above and shall continue until midnight on the date preceding the fifth (5th) anniversary of the date hereof, unless this Management Agreement is terminated and the obligations of the parties hereunder shall sooner cease and terminate, as hereinafter provided. The preceding sentence is subject to this proviso: the term of this Management Agreement shall automatically extend for one-year periods unless either Owner or Manager provides the other party hereto with written notice of its intention to terminate this Management Agreement at least one (1) month prior to the beginning of any such one-year period. Furthermore, this Management Agreement can be terminated by either party hereto at any time upon thirty (30) days prior written notice to the other party, upon the failure of the other party hereto to perform any of its obligations under this Management Agreement after notice and a reasonable opportunity to cure such default (not to exceed thirty (30) days). Furthermore, notwithstanding anything to the contrary contained herein, this Management Agreement can be terminated at any time upon five (5) days prior written notice to Manager in the event a Property is sold.
     ARTICLE III: Compensation.
     A. Owner agrees to pay Manager as Manager’s compensation for the services to be rendered hereunder a management fee (“Management Fee”) equal to five percent (5%) of the Gross Income derived from the residential Properties and a Management Fee equal to four percent (4%) for the retail and industrial Properties. Said Management Fee shall be payable monthly in arrears and shall be due on the first business day of each calendar month. “Gross Income” shall mean all revenues of any kind and nature (including without limitation, all minimum and percentage rents actually received), whether ordinary or extraordinary, foreseen or unforeseen, received or accrued from the use and/or occupancy of the improvements constituting the Properties or any part thereof, including any monies received or accrued from any occupants or users of any part of such improvements for reimbursement for expenses of the Properties including, but not limited to, real estate taxes, common area maintenance charges, insurance or utilities as provided in the space leases for space tenants. “Gross Income” shall not include the proceeds of any sale, refinancing, condemnation or insured casualty in respect of the Properties.
     B. Manager, along with the use of outside brokers, shall use reasonable commercial efforts to lease all space in the Property which is at any time available during the term of this Management Agreement (“Available Space”), and its responsibilities shall include lease negotiations, tenant improvement coordination, governmental liaison, tenant liaison, facilitating tenant move-in and similar activities.
     ARTICLE IV: Manager’s Duties.
     A. During the term of this Management Agreement, Manager agrees to perform the following functions in a commercially reasonable manner:
     (1) renting, operating and managing the Properties, and collecting all rents and other income from the Properties;
     (2) repairing, making replacements and maintaining the Properties so that the Properties shall remain in good, sound and clean condition, and making such improvements, construction, changes and additions to the Property (including capital improvements) as Manager deems advisable. Manager agrees to secure the approval of Owner for all expenditures or the incurring of any obligation, involving a sum in excess of (i) 10%% of the amount set forth therefore in the annual operating budget approved by Owner (the “Operating Budget”), or (ii) an aggregate sum of $100,000.00 for all such expenditures and obligations in any 12-month period; provided, however, if emergency repairs to the Properties are necessary to avoid imminent danger of injury or damage to the Properties or to an individual, the Manager may make such expenditures as may be necessary to alleviate such situation and shall promptly notify the Owner in writing of the event giving rise to such repairs and the actions taken with respect thereto. All expenses incurred by Manager in the performance of its duties under this Management Agreement shall be charged to and paid by Owner at cost, without any charge for profit or overhead. Owner shall receive credit for all applicable rebates, discounts and allowances. If an Operating Budget for any calendar year has not been approved by January 1st of that year, then Manager shall continue to operate under the Operating Budget for the previous year with such adjustments as may be necessary to reflect deletion of non-recurring expense items set forth on the previous Operating Budget and increased insurance costs, taxes, utility costs, debt service payments, and any other necessary services required for the operation of similar shopping center properties;
     (3) in the event the Properties have on-site employees, supervising the work of such employees and, at Owner’s sole expense, paying such employees their compensation;
     (4) negotiating and executing contracts for the furnishing to the Properties of all services and utilities, including electricity, gas, water, steam, telephone, cleaning, security, vermin extermination, elevator, escalator and boiler maintenance and any other utilities, or services or such of them as Manager deems advisable in good faith to assure that the Properties shall be caused to be and remain in a good, sound and clean condition and properly operating;
     (5) paying or providing on behalf of each Owner to the extent not already paid by such Owner. Owner shall reimbursement Manager within thirty (30) days of any such payment made in accordance with this paragraph:
(a)	all assessments and charges of every kind imposed by any governmental authority having jurisdiction (including real estate taxes, assessments, sewer rents and/or water charges) and interest and penalties thereon; provided, however, that the interest or penalty payments shall be reimbursed by Manager to Owner if imposed by reason of delay in payment caused by the gross negligence of Manager. In the event any mortgage or deed of trust covering the Property requires the Owner to escrow payments for real estate taxes and assessments, such payments are to be made by Manager on behalf of Owner from the rents, income and other revenues collected by Manager from the Property;
(b)	debt service or any amounts due under any mortgages or deeds of trust encumbering the Property;
(c)	license fees, permit fees, insurance appraisal fees, fines, penalties, legal fees, accounting fees incurred in the auditing of tenants’ books and records to establish and collect overage or percentage rents, management or operation of the Property, provided any such fines or penalties, however, shall be reimbursed to Owner by Manager if imposed by reason of delay in payment caused by the negligence of Manager;
(d)	premiums on all policies of insurance, including the portion allocable to the Property under any blanket policies of insurance;
(e)	service contracts and other contractual obligations of Owner, utilities, repairs, replacements, salaries and wages, bonuses, fringe benefits and administration expenses, including Manager’s compensation under this Management Agreement;
(f)	contributions to merchants associations, if and as required by any outstanding agreements and advertisement and public relations costs for promotional activities; and
(g)	any and all other expenses or costs which are customarily disbursed by managing agents of comparable shopping center properties or which are required in order for Manager to perform its duties hereunder.
     (6) giving Owner notice of any claims made against Owner or Manager; and Owner and Manager shall cooperate fully with each other and with any insurance carrier to the end that all such claims will be properly investigated and defended. Manager may hire, at its own selection, but at the sole expense of Owner, attorneys to defend any such claim in any instance when insurance plicies do not provide complete coverage;
     (7) causing, at Owner’s sole expense, all such acts and things to be done in or about the Properties as shall be necessary to comply with all statutes, ordinances, laws, rules, regulations, orders and determinations, ordinary or extraordinary, foreseen or unforeseen of every kind or nature affecting or issued in connection with the Properties by any Governmental authority having jurisdiction thereof, as well as with all such orders and requirements of the Board of Fire Underwriters, Fire Insurance Exchange, or any other body which may hereafter exercise similar functions. Manager shall have the right to contest in good faith such statutes, ordinances, laws, regulations, orders, determinations or requirements, and pending the final determination of the contest, Manager upon obtaining the consent of Owner may withhold compliance;
     (8) complying with all terms, conditions and obligations of any lease, mortgage or other agreement on behalf of Owner which shall relate to any matters in connection with the operation or management of the Properties, unless prevented or delayed by strikes, riot, civil commotion, war, inability to obtain materials because of governmental restrictions or acts of God or public enemy, or any other cause beyond Manager’s control;
     (9) obtaining and maintaining adequate insurance coverage with respect to employer’s liability and worker’s compensation;
     (10) providing all general bookkeeping and accounting services required by the provisions of this Management Agreement. All clerical services performed at the Property site (if any), including the maintenance of payroll records incident to the efficient operation and maintenance of the Property shall be performed at Owner’s sole expense;
     (11) obtaining, renewing and at all times keeping in force insurance (through either blanket policies of insurance or Property specific policies) covering the Property and the contents thereof which Owner is required to maintain, including all insurance required under any and all tenants’ leases of the Property and by any mortgage or deed of trust covering the Property. All policies of insurance shall be procured from carriers and through brokers to be selected by Manager at commercially competitive premiums. Manager shall also obtain any other insurance which may, from time to time during the term of this Management Agreement, be advisable or be customarily or usually carried in connection with comparable properties or buildings. All liability policies shall insure Owner and Manager. All casualty policies shall insure Owner and any mortgagee of the Properties when so required by any mortgage or deed of trust. If requested by Owner, a certificate of each insurance policy issued shall be delivered by Manager to Owner, or obtained by Manager on behalf of, Owner. Manager shall adjust and settle all losses with the insurance companies; except that Manager shall not settle or adjust any loss in excess of $250,000 without first obtaining Owner’s approval therefore;
     (12) rendering such financial statements at such times and in such formats as Owner shall reasonably request and as shall be customary for similarly situated shopping center properties, such as periodic operating statements and annual budgets;
     (13) instituting, in Manager’s name (but only if Manager so elects), as authorized agent of Owner, or in the name of Owner, but in any event upon the prior consent of Owner and at the sole expense of Owner, any and all legal actions or proceedings to collect rent or other income from the Property or to oust or dispossess tenants or other persons therefrom, or canceling or terminating any lease for the breach thereof or default thereunder by the tenant, and holding all security deposits posted by tenants and occupants and applying the same against defaults by the tenant or occupant;
     (14) taking, at Owner’s sole expense, any appropriate steps to protest and/or litigate to final decision in any appropriate court or forum any violation, order, rule or regulation affecting the Property;
     (15) engaging, at Owner’s sole expense, counsel, selected by Manager, and paying counsel fees and court costs and disbursements in connection with any proceedings involving the Property;
     (16) conducting all negotiations connected with any leases or renewal agreements (and renting commission or brokerage agreements and other documents in connection therewith) in any part of the Property, and entering into and executing, in its name or in the name of and as agent for Owner, all such leases (and renting commission agreements with brokers and other documents in connection therewith);
     (17) enlisting the services of outside brokers who shall be compensated at market rates or as otherwise approved by Owner; and
     (18) prepare and review any and all legal documentation in connection with any of the items set forth in this Article IV, all at Owner’s sole cost (including, without limitation, reimbursement of Manager for the reasonable costs and expenses of its in-house counsel).
     B. Notwithstanding anything in this Management Agreement to the contrary, Manager shall perform all of its duties pursuant to this Management Agreement under the supervision of Owner. Owner may, at its option, from time to time, provide Manager with general or specific guidelines regarding the operation and management of the Properties, and Manager shall in all such cases act in a manner consistent with such guidelines and the views of Owner. With respect to the performance of Manager’s duties pursuant to this Management

Agreement, Manager shall expressly specify or indicate in any written communications between Manager and any of Owner’s tenants, lessees, contractors, suppliers, creditors or other providers of services to the Properties that Manager is acting as an authorized agent and on behalf of Owner as manager of the Properties. In connection therewith, Manager shall sign all contracts and other written communications as follows: “Schottenstein Property Group, Inc., as authorized agent and property manager on behalf of Owner.”
     ARTICLE V: Power of Attorney; Advertising; Tradenames.
     (1) Owner covenants and agrees that wherever in this Management Agreement it is provided that Manager may take any action in the name of Owner, or on Owner’s behalf, Owner will promptly execute any documents which may be required by Manager for the purposes of carrying out any of Manager’s functions as same are set forth. Manager is hereby appointed as Owner’s attorney-in-fact for the purpose of making all payments which Manager is authorized to make hereunder for or on behalf of Owner; and
     (2) Manager, at the sole expense of Owner, is authorized to advertise the Property or portions thereof for rent, to prepare and secure renting signs, renting plans, circular matter and other forms of advertising.
     ARTICLE VI: Non-Assignability. This Management Agreement and the rights and obligations hereunder, shall not be assigned by any party hereto without the prior written consent of the other party hereto ; provided, however Manager may assign this Management Agreement to any of its affiliates without the prior written consent of the Owner. This Management Agreement shall be non-cancelable, except as permitted by the terms of this Management Agreement.
     ARTICLE VII: Defaults.
     A. If either party hereto shall commit a material breach of this Management Agreement, then the other party hereto may serve written notice upon the allegedly breaching party, which notice shall set forth the details of such alleged breach. The party to whom the notice is sent shall, within thirty (30) days after its receipt of said notice, cure such breach unless it disputes the claim as hereinafter set forth; or if said breach cannot be cured within said thirty (30) day period, then such party shall within said time period commence and thereafter diligently proceed with all necessary acts to cure such breach. If the breaching party shall fail within said time period to cure said breach, the party alleging the breach shall have the right to submit the dispute to the American Arbitration Association for arbitration in the City of Columbus, Ohio for determination in accordance with its rules, and such determination shall be binding upon both parties. During the pendency of said arbitration, Manager shall continue to perform all its obligations as manager under this Management Agreement subject to its receipt of all compensation and fees provided for under this Management Agreement. If it is determined that the party did commit a breach, then the breach shall be cured within ten (10) days after service of a copy of the award determination on the breaching party; and if not so cured, this Management Agreement shall be terminated.
     B. If, at any time during the term of this Management Agreement there shall be filed against any of the parties hereto in any court, pursuant to any statute either of the United

States or any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of such party, and such petition is not discharged within (30) days after the filing thereof, or if any party makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or permits this Management Agreement to be taken under any writ of execution or attachment, then in any of such events, the other party hereto shall have the right to terminate this Management Agreement by giving written notice, by certified mail, effective as of a particular date specified in said notice.
     C. Upon any termination of this Management Agreement, all of the obligations of any party hereto to the other party thereafter arising shall terminate immediately except for (i) the payment by Owner to Manager of all Management Fees and other compensation and expenses earned and/or due under this Management Agreement to the date of such expiration or termination, (ii) payment by Manager to Owner of all collections relating to the Properties and received by Manager to the date of and after such expiration or termination, and (iii) the return of all income and security deposits from the Properties in Manager’s possession to Owner after reimbursement of all expenses and payment of all fees to which Manager is entitled to receive from such funds.
     D. Notwithstanding anything contained in this Article VII to the contrary, upon the occurrence and continuation of a default and/or breach by Manager beyond any available notice and cure periods set forth above, Owner shall have the right (but not the obligation), in Owner’s sole discretion, to terminate this Management Agreement in its entirety or with respect to individual Properties which directly relate to the Manager’s applicable default and/or breach.
     ARTICLE VIII: Independent Contractor. It is the intent of this Management Agreement to constitute Manager as an independent contractor, and this Management Agreement shall be so construed and Manager agrees at all times to act in conformity therewith. Nothing herein contained shall be deemed to have created, or be construed as having created any joint venture or partnership relationship between Owner and Manager. At all times during the performance of its duties and obligations arising hereunder, Manager shall be acting as an independent contractor.
     ARTICLE IX: Miscellaneous.
     A. If the performance by Manager of Manager’s obligations under this Management Agreement requires facilities or space at the Properties, Owner agrees to provide appropriate facilities or space at the Properties suitable for the discharge of Manager’s obligations under this Management Agreement, at no cost to Manager. Except as otherwise expressly provided in this Management Agreement, all expenses, debts and liabilities incurred to third parties in accordance with the terms hereof, or incurred by Owner directly, are and shall be obligations of, and paid by Owner, and Manager shall not be liable for any such obligations by reason of its management, supervision or operation of the Properties for Owner. Notwithstanding the foregoing, Manager shall be liable for the costs and expenses of its own overhead, general and administrative costs and expenses; provided, however, that, Manager shall be reimbursed by Owner for all out-of-pocket costs or expenses reasonably incurred by

Manager in connection with the performance of its obligations under this Management Agreement.
     B. All notices required or permitted to be delivered hereunder shall be in writing and deemed delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, or if delivered by hand, when received by an officer or principal of the party receiving the same, in each case, to the respective addresses first herein set forth in this Management Agreement. Any party hereto may change its address for notice by giving notice of such change in writing in the manner aforesaid.
     C. This Management Agreement cannot be changed or modified, varied or altered except by an agreement, in writing, executed by each of the parties hereto. This Management Agreement constitutes all of the understandings and agreements of whatsoever kind or nature existing between the parties in connection with the relationship created herein. This Management Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
     D. This Management Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.
     E. Manager agrees to indemnify and save Owner, and Owner’s partners (direct and indirect), and the officers, employees and partners of Owner’s partners (direct and indirect), harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting willful misconduct or gross negligence on the part of Manager. Except for willful misconduct or gross negligence, Owner shall indemnify, defend and hold harmless Manager and its officers and employees from any loss, cost, liability and expense, including, but not limited to, reasonable counsel fees, relating to the Properties that results from Manager’s performance of Manager’s obligations hereunder in accordance with the terms hereof. The indemnifications set forth in this paragraph shall survive the expiration or earlier termination of this Management Agreement.
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     IN WITNESS WHEREOF, the parties hereto have hereunto executed this Management Agreement as of the date and year first above written.
OWNER:
Jay Schottenstein
Its authorized signatory for the Various Owners
Of the Schottenstein Related entities shown on Exhibit A
MANAGER:

SCHOTTENSTEIN PROPERTY GROUP, LLC, an Ohio corporation

By:
Name:
Its:

EXHIBIT A